EXHIBIT 8.1

Subsidiaries of the Company

The following is a list of the Company's significant subsidiaries as of December 31, 2005:

                                         Country of           Portion of
Name of Significant Subsidiary           Incorporation        Ownership Interest
------------------------------           -------------        ------------------

Skyvan Shipping Company S.A.             Panama               100%
Panama Compania Armadora S.A.            Panama               100%
Eaton Marine S.A.                        Panama               100%
Buenos Aires Compania Armadora S.A.      Panama               100%
Husky Trading S.A.                       Panama               100%
Chorrera Compania Armadora S.A.          Panama               100%
Cypres Enterprises Corp.                 Panama               100%
Urbina Bay Trading S.A.                  Panama               100%
Darien Compania Armadora S.A.            Panama               100%
Texford Maritime S.A.                    Panama               100%
Changame Compania Armadora S.A.          Panama               100%
Cerada International S.A.                Panama               100%
Vesta Commercial S.A.                    Panama               100%